UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2008

White River Capital, Inc.
(Exact name of registrant as specified in its charter)

Indiana	000-51493	35-1908796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1445 Brookville Way, Suite I, Indianapolis, Indiana		46239
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (317) 806-2166

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 30, 2008, White River Capital, Inc. (“White River”) and First Chicago Bancorp (“FCB”) jointly announced the signing of a definitive agreement and plan of merger (the “Merger Agreement”) pursuant to which FCB will be merged with and into White River, with White River as the surviving corporation (the “Merger”).  At the effective time of the Merger (the “Effective Time”), White River will change its name to “First Chicago Bancorp” (the “Surviving Corporation”).

The Merger Agreement provides that upon the Effective Time, each issued and outstanding share of common stock of FCB will be converted into a number of whole shares of the common stock of the Surviving Corporation at the ratio of one share of White River’s common stock for two issued and outstanding shares of FCB’s common stock.  Each share of White River’s common stock issued and outstanding at the Effective Time will remain outstanding, and each certificate representing shares of White River’s common stock will continue to represent an equal number of shares of the common stock of the Surviving Corporation.

The Merger Agreement has been approved by the boards of directors of White River and FCB, and the Merger is expected to close in the fourth quarter of 2008.  The Merger Agreement contains various representations, warranties, and covenants of White River and FCB and certain conditions precedent to the closing of the Merger.  Those conditions include, among others, (i) the approval by White River’s shareholders of the Merger and the issuance of shares of the Surviving Corporation’s common stock to FCB’s shareholders, (ii) the receipt of all required regulatory approvals, and (iii) the satisfaction or waiver of certain other customary closing conditions.

 The foregoing description of the Merger and the Merger Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Relationships Between White River or its Affiliates and FCB.  John M. Eggemeyer, III, the Chairman and Chief Executive Officer of White River, Mark R. Ruh, the President and Chief Operating Officer of White River, and William J. Ruh, the Chairman of the Board and Chief Executive Officer of FCB, are all officers of Castle Creek Capital, L.L.C. (“Castle Creek”).  Castle Creek manages private equity funds that have substantial investments in the common stock of both White River and FCB.  In addition, Mark R. Ruh and William J. Ruh are brothers.  John W. Rose, a current director of White River, is also a current member of the board of directors of FCB and a member of the advisory committee of Castle Creek.

Forward-Looking Statements.  Except for historical information contained herein, this document expresses “forward-looking statements” which are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.  Such matters include forward-looking statements regarding the prospective effects and timing of the proposed merger of FCB into White River.  Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions indicate forward-looking statements.  Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties.  White River cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.  White River may make other written or oral forward-looking statements from time to time.  Readers are advised that various important factors could cause White River’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements.  Such factors, among others, include, but are not limited to, potential failure to obtain shareholder or regulatory approval for the merger or to satisfy other conditions to the merger on the proposed terms and within the proposed timeframe; the inability to realize expected cost savings or synergies from the merger in the amounts or in the timeframe anticipated; changes in the estimate of non-recurring charges; costs or difficulties relating to integration matters might be greater than expected; material adverse changes in FCB’s or White River’s operations or earnings; changes in laws, regulations or accounting principles generally accepted in the United States; FCB’s or White River’s respective competitive position within the markets it serves; unforeseen downturns in the local, regional, or national economies or in the industries in which White River or FCB has credit concentrations; and other risks discussed in White River’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC.  White River undertakes no obligation to publicly update or revise any forward-looking statements.

Item 5.02  Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the signing of the Merger Agreement and in contemplation of the consummation of the Merger, Mark R. Ruh, Martin J. Szumski, and William E. McKnight, executive officers of White River, entered into employment agreements with White River and FCB, and in the case of Messrs. Ruh and Szumski, Castle Creek, and in the case of Mr. McKnight, White River’s wholly-owned subsidiary, Coastal Credit, L.L.C. (“Coastal Credit”).  Each of the employment agreements will become effective upon the Effective Time of the Merger.  Following is a description of the material terms of each employment agreement.

Employment Agreement of Mark R. Ruh.  Effective on the effective date of the Merger, Mr. Ruh will be employed by Castle Creek and will serve as the Executive Vice President of the Surviving Corporation.  Under his employment agreement, Mr. Ruh will receive an annual base salary of $190,000.  The term of the employment agreement is for one year, and there are no provisions for the extension of the agreement upon the expiration of the term.

As soon as practicable following the end of 2008, Mr. Ruh will receive an annual performance bonus equal to 100% of his annual base salary, or a prorated portion thereof if he is no longer employed by Castle Creek at that time.  In 2009, Mr. Ruh also will receive a bonus of 100% of his base salary prorated for the portion of 2009 in which he is employed by Castle Creek.  If Mr. Ruh is still employed by Castle Creek in 2010, he also will receive an annual performance bonus in 2010 of 100% of his annual base salary prorated for that portion of 2010 in which Mr. Ruh is employed by Castle Creek.

Mr. Ruh is entitled to receive the following severance benefits if his employment agreement is terminated upon his death or disability, is terminated by Castle Creek other than for Cause (as defined in the agreement), is terminated by Mr. Ruh for Good Reason (as defined in the agreement), or if Mr. Ruh’s employment terminates upon the expiration of the term of the agreement: (i) unpaid base salary through the date of termination, plus (ii) one year’s base salary, plus (iii) $190,000.  If Mr. Ruh becomes disabled, he will continue to receive his base salary during the period of disability until he returns to his duties or the date of termination of his employment agreement.

Mr. Ruh’s employment agreement will become effective as of the effective date of the Merger and is conditioned upon the closing of the Merger.  If the Merger does not occur before the date the Merger Agreement terminates in accordance with its terms, then the employment agreement will terminate and be of no further force or effect.  Provided that the effective date of the Merger is no later than December 31, 2008, Mr. Ruh has agreed not to terminate his employment with White River or Castle Creek prior to the effective date of the Merger (unless Good Reason exists), and White River and Castle Creek have agreed not to take any actions that would constitute Good Reason for Mr. Ruh to terminate his employment and not to otherwise terminate Mr. Ruh prior to the effective date of the Merger.  As of the effective date of the Merger, the employment agreement will supersede any other agreement or understanding Mr. Ruh has with respect to his employment with Castle Creek.

A copy of Mr. Ruh’s employment agreement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Employment Agreement of Martin J. Szumski.   Effective on the effective date of the Merger, Mr. Szumski will be employed by Castle Creek and will serve as the Senior Vice President of the Surviving Corporation.  Under his employment agreement, Mr. Szumski will receive an annual base salary of $156,000.  The term of the employment agreement is for one year, and there are no provisions for the extension of the agreement upon the expiration of the term.

As soon as practicable following the end of 2008, Mr. Szumski will receive an annual performance bonus equal to 50% of his annual base salary, or a prorated portion thereof if he is no longer employed by Castle Creek at that time.  In 2009, Mr. Szumski also will receive a bonus of 50% of his base salary prorated for the portion of 2009 in which he is employed by Castle Creek.  If Mr. Szumski is still employed by Castle Creek in 2010, he also will receive a bonus in 2010 of 50% of his annual base salary prorated for that portion of 2010 in which Mr. Szumski is employed by Castle Creek.

Mr. Szumski is entitled to receive the following severance benefits if his employment agreement is terminated upon his death or disability, is terminated by Castle Creek other than for Cause (as defined in the agreement), is terminated by Mr. Szumski for Good Reason (as defined in the agreement), or if Mr. Szumski’s employment terminates upon the expiration of the term of the agreement: (i) unpaid base salary through the date of termination, plus (ii) one year’s base salary, plus (iii) $78,000.  If Mr. Szumski becomes disabled, he will continue to receive his base salary during the period of disability until he returns to his duties or the date of termination of his employment agreement.

Mr. Szumski’s employment agreement will become effective as of the effective date of the Merger and is conditioned upon the closing of the Merger.  If the Merger does not occur before the date the Merger Agreement terminates in accordance with its terms, then the employment agreement will terminate and be of no further force or effect.  Provided that the effective date of the Merger is no later than December 31, 2008, (i) Mr. Szumski’s employment will continue to be subject to the terms of that certain letter agreement dated April 8, 2005, between Mr. Szumski and White River, (ii) Mr. Szumski has agreed not to terminate his employment with White River prior to the effective date of the Merger (unless Good Reason exists), and (iii) White River has agreed not to take any actions that would constitute Good Reason for Mr. Szumski to terminate his employment and not to otherwise terminate Mr. Szumski prior to the effective date of the Merger.  As of the effective date of the Merger, the employment agreement will supersede Mr. Szumski’s current employment letter agreement with White River and any other agreement or understanding Mr. Szumski has with respect to his employment with White River, and Mr.Szumski will transfer his employment to Castle Creek without any severance or other payment from White River or the Surviving Corporation.

A copy of Mr. Szumski’s employment agreement is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Employment Agreement of William E. McKnight.   Under his employment agreement, Mr. McKnight will continued to be employed as the President and Chief Executive Officer of Coastal Credit and will receive an annual base salary of $300,000.  The term of the employment agreement is for one year, commencing on the effective date of the Merger.  If Mr. McKnight’s employment agreement is not terminated prior to the expiration of the employment term, the Surviving Corporation has agreed to engage Mr. McKnight as a consultant for a two-year term following the expiration of the original one-year employment term.  During this consulting period, Mr. McKnight  will be reasonably available to perform duties for up to 100 days per year at a rate of $2,000 per day, with a minimum consulting fees of $100,000 for the first year of the consulting period and $50,000 for the second year.

Upon the effective date of the Merger, Mr. McKnight will receive a $300,000 cash payment from Coastal Credit, and a cash payment from Coastal Credit equal to the value of 33,333.33 shares of White River’s common stock (the value of which is determined pursuant to the terms of the employment agreement).  In addition, within 30 days after the end of each calendar year during the term of the employment agreement (or shorter period if Mr. McKnight’s employment is terminated prior to the end of the calendar year), Mr. McKnight will be paid an annual performance bonus equal to the greater of 3% of the annual consolidated net pre-tax income of Coastal Credit for such calendar year (or shorter period) or $250,000 (the “Performance Bonus”).

Mr. McKnight is entitled to receive the following severance benefits if his employment agreement is terminated upon his death or disability, is terminated by Coastal Credit other than for Cause (as defined in the agreement), is terminated by Mr. McKnight for Good Reason (as defined in the agreement), or if Mr. McKnight’s employment term expires and his consulting period commences: (i) unpaid base salary through the date of termination, plus (ii) the Performance Bonus due to Mr. McKnight for the period ending on the date of termination, plus (iii) a termination payment equal to the greater of 3% of the annual consolidated net pre-tax income of Coastal Credit for the 12 full calendar months ending of the date of termination or $250,000.  If Mr. McKnight’s employment is terminated because of his retirement after reaching age 65, he will be entitled to receive his unpaid base salary through the date of termination, plus the Performance Bonus.  If Mr. McKnight becomes disabled, he will continue to receive his base salary during the period of disability until he returns to his duties or the date of termination of his employment agreement.

With respect to Mr. McKnight’s consulting period, the consulting period will terminate upon Mr. McKnight’s death or disability, or upon Coastal Credit terminating the consulting period at any time for Cause (as defined in the agreement).  Upon such termination of the consulting period, Coastal Credit will pay Mr. McKnight any accrued but unpaid consulting fees due to Mr. McKnight through the date of termination.  Coastal Credit also may terminate the consulting period without Cause upon 30 days’ prior written notice, in which event Coastal Credit will pay to Mr. McKnight any accrued but unpaid consulting fees through the date of termination, plus any portion of the minimum consulting fee not previously paid to Mr. McKnight.

Mr. McKnight’s employment agreement will become effective as of the effective date of the Merger and is conditioned upon the closing of the Merger.  If the Merger does not occur before December 31, 2008, then the employment agreement will terminate and be of no further force or effect.  Until the effective date of the Merger, (i) Mr. McKnight’s employment will continue to be subject to the terms of that certain employment agreement dated as of September 1, 2005, between Mr. McKnight and Coastal Credit, (ii) Mr. McKnight has agreed not to terminate his employment with Coastal Credit for any reason prior to the effective date of the Merger, and (iii) White River and Coastal Credit have agreed not to take any actions that would constitute Good Reason for Mr. McKnight to terminate his employment and not to otherwise terminate Mr. McKnight prior to the effective date of the Merger.  As of the effective date of the Merger, Mr. McKnight’s current employment agreement with Coastal Credit will immediately terminate and will be superseded by the new employment agreement.

Mr. McKnight is bound by noncompetition provisions that restrict him from competing with Coastal Credit, White River, the Surviving Corporation, or any of their affiliates for two years following the date of termination of his employment or expiration of his employment term.  However, if Mr. McKnight commences the consulting period under the employment agreement, upon the termination of the consulting period by Coastal Credit, Mr. McKnight’s noncompetition obligations will immediately terminate as well.

A copy of Mr. McKnight’s employment agreement is attached hereto as Exhibit 99.3 and incorporated by reference herein.

Item 8.01  Other Events.

In connection with the Merger discussed in Item 1.01 above, White River and FCB issued a joint press release.  A copy of the press release is attached hereto as Exhibit 99.4 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger between White River Capital, Inc., and First Chicago Bancorp dated as of June 27, 2008
99.1@	Employment Agreement dated as of June 27, 2008, by and among Castle Creek Capital, L.L.C., First Chicago Bancorp, White River Capital, Inc., and Mark R. Ruh
99.2@	Employment Agreement dated as of June 27, 2008, by and among Castle Creek Capital, L.L.C., First Chicago Bancorp, White River Capital, Inc., and Martin J. Szumski
99.3@	Employment Agreement dated as of June 27, 2008, by and among Coastal Credit, L.L.C., First Chicago Bancorp, White River Capital, Inc., and William E. McKnight
99.4	Press Release dated June 30, 2008

*
White River has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K.  White River will furnish a copy of any omitted schedule or similar attachment to the Commission upon request.

@	Denotes a management or compensatory contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White River Capital, Inc.
Date: July 2, 2008

	By:	/s/ Martin J. Szumski
Printed Name: Martin J. Szumski
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger between White River Capital, Inc., and First Chicago Bancorp dated as of June 27, 2008
99.1@	Employment Agreement dated as of June 27, 2008, by and among Castle Creek Capital, L.L.C., First Chicago Bancorp, White River Capital, Inc., and Mark R. Ruh
99.2@	Employment Agreement dated as of June 27, 2008, by and among Castle Creek Capital, L.L.C., First Chicago Bancorp, White River Capital, Inc., and Martin J. Szumski
99.3@	Employment Agreement dated as of June 27, 2008, by and among Coastal Credit, L.L.C., First Chicago Bancorp, White River Capital, Inc., and William E. McKnight
99.4	Press Release dated June 30, 2008

*
White River has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K.  White River will furnish a copy of any omitted schedule or similar attachment to the Commission upon request.

@	Denotes a management or compensatory contract.